Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this 31st day of December, 2000 (the "Agreement") by and between Alleghany Funds, a Delaware business trust (the "Company") and PFPC Distributors, Inc. (the "Distributor"), a Massachusetts corporation.

         WHEREAS, the Company is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Company identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Company desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Schedule A and for such additional classes or series as the Company may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  SERVICE AS DISTRIBUTOR

1.1 The Distributor will act on behalf of the Company for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. The Company can withdraw the offering of Shares at any time and without prior notice.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation; provided, however, that each Fund will bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now or hereafter adopted with respect to any Fund pursuant to Rule 12b-1 under the 1940 Act (the "Plans"). To the extent that the Distributor receives distribution and/or shareholder services fees under any Plan adopted by the Company, the Distributor agrees to furnish, and/or enter into arrangements with others for the furnishing of, marketing, sales, personal and/or account maintenance services with respect to the relevant shareholders of the Company as may be required pursuant to such Plan. The Company understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment Entities. The Company agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Company under this Section 1.2.

1.3 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Company's prospectus and statement of additional information and such other materials as the Company shall provide or approve. The Company agrees to furnish the Distributor with sufficient copies of any and all: agreements, plans, communications with the public or other material with the Company intends to use in connection with any sales of Shares, in adequate time for the Distributor to file and clear such materials with the proper authorities before they are put in use. The Distributor and the Company may agree that any such material does not need to be filed subsequent to distribution. In addition, the Company agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by the Distributor.

1.4 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers, Inc.

1.5 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Company.

1.6 Whenever in its judgment such action is warranted by unusual market, economic or political conditions, the Company may decline to accept any orders for, or make any sales of, the Shares until such time as the Company deems it advisable to accept such orders and to make such sales.

1.7 The Distributor may enter into selling agreements with selected dealers or other institutions with respect to the offering of Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the dealer or such other institution to the Funds' transfer agent and (b) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the dealer or such other institution, in which case the dealer or such other institution will be responsible for any loss suffered by any Fund or the Distributor resulting from such cancellation. The Distributor may also act as disclosed agent for a Fund and sell Shares of that Fund to individual investors, such transactions to be specifically approved by an officer of that Fund.

1.8 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary to allow the sale of the Shares in such states as the Distributor may designate. The Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.9 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Company and the Shares as the Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Company and (b) from time to time such additional information regarding the financial condition of the Company as the Distributor may reasonably request.

1.10 The Company represents to the Distributor that the Registration Statement and prospectuses filed by the Company with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement and any prospectus and any statement of additional information relating to the Company filed with the SEC as in effect from time to time and any amendments or supplements thereto filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Company by the Distributor or any affiliate of the Distributor, the Company represents and warrants to the Distributor that the Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Company of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.


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1.11     The Company authorizes the Distributor to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares. The Company agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur, directly or indirectly, under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

         (a) any untrue statement or alleged untrue statement of a material fact contained in the Company's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or

         (b) any omission or alleged omission to state a material fact required to be stated in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Company by the Distributor or its affiliated persons for use in the Company's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

         The Company acknowledges and agrees that in the event that the Distributor is required to give indemnification comparable to that set forth in this Section 1.11 to any broker-dealer or other entity selling Shares of the Company and such broker-dealer or other entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Company.

1.12 The Distributor agrees to indemnify and hold harmless the Company, its officers, trustees, and employees, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Company, its officers, trustees, employees or any such controlling person may incur, directly or indirectly, under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

         (a) any untrue statement or alleged untrue statement of a material fact contained in the Company's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), provided that such untrue statement or alleged untrue statement was made in reliance on and in conformity with information furnished to the Company by the Distributor for use in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including any amendments or supplements), or

         (b) any omission or alleged omission to state a material fact required to be stated in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, that such omission or alleged omission to state a material fact was made in reliance on and in conformity with information furnished to the Company by the Distributor for use in the Company's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto).

1.13 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification



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         Claim. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 1.12 and Section 3.1 shall survive the termination of this Agreement.

         In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnifying Party, the Indemnifying Party will reimburse the Indemnified Party, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Indemnified Party or them. The Indemnifying Party's indemnification agreement contained in this Section 1.12 and
         Section 3.1 and the Indemnifying Party's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, its officers, directors and employees, or any controlling person. This agreement of indemnity will inure exclusively to the Indemnified Party's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or affiliates in connection with the issue and sale of any Shares.

1.14 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this
         Section 1.14 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Company's Registration Statement, Declaration of Trust, bylaws or the 1940 Act.

1.15 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any request by the SEC for amendments to the Registration Statement, prospectus or statement of additional information then in effect;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Company of any proceeding for that purpose; and

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.16 The Distributor agrees to be responsible for implementing and operating the Plans in accordance with the terms thereof.

2.       TERM

2.1 This Agreement shall become effective upon the acquisition of Provident Distributors, Inc. by PFPC Inc. (or a substantially similar transaction) which is expected to occur on or about December 31, 2000, and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Company's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Company's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the

         Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

2.2 In the event a termination notice is given by the Company, all expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

3.       LIMITATION OF LIABILITY

3.1 The Distributor shall not be liable to the Company for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

         The Company will indemnify the Distributor against and hold it harmless from any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Distributor for which the Distributor may be held to be liable in connection with this Agreement or the Distributor's performance hereunder (a "Section 3.1 Claim"), unless such Section 3.1 Claim resulted from a negligent act or omission to act, bad faith, willful misfeasance or reckless disregard by the Distributor in the performance of its duties hereunder. The Distributor will indemnify the Company against and hold it harmless from any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Company for which the Company may be held to be liable in connection with this Agreement or the Distributor's performance hereunder (a "Section 3.1 Claim"), provided that such Section 3.1 Claim resulted from a negligent act or omission to act, bad faith, willful misfeasance or reckless disregard by the Distributor in the performance of its duties hereunder. The obligations of the parties hereto under this Section 3.1 shall survive termination of this Agreement.

3.2 Neither party may assert any cause of action against the other party under this Agreement that occurred more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

3.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

3.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, THEIR AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR CONSEQUENTIAL DAMAGES.

4.       EXCLUSION OF WARRANTIES

         THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE COMPANY, A FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT.

5.       MODIFICATIONS AND WAIVERS

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6.       NO PRESUMPTION AGAINST DRAFTER

         The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

7.       PUBLICITY

         Neither the Distributor nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

8.       SEVERABILITY

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

9.       FORCE MAJEURE

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

10.      MISCELLANEOUS

10.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                            To the Company:

                                            Alleghany Funds
                                            171 North Clark Street
                                            Chicago, Illinois 60601

                                            To the Distributor:

                                            PFPC Distributors, Inc.
                                            400 Bellevue Parkway
                                            Wilmington, Delaware 19809

10.2 The laws of the State of Delaware, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Delaware law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Wilmington, Delaware, and the Distributor and the Company hereby submit themselves to the exclusive jurisdiction of those courts.

10.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

10.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

10.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

10.6 Pursuant to Section 2.10 of the Trust Instrument dated September 8, 1993 as filed with the Secretary of State of the State of Delaware on September 10, 1993, the obligations of the Company stated under this Agreement are limited to the assets of the Company or the Funds, as the case may be, and each shareholder of the Company and of each Fund shall not be personally liable for any debts, liabilities, obligations and expenses arising hereunder.

11.      CONFIDENTIALITY

11.1 The parties agree that the Proprietary Information (defined below) and Confidential Information as defined in Section 11.3 below (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Company and the Distributor may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. Except as may be required by law, the Company and the Distributor shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and the Distributor may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Company and the Distributor may also disclose the Confidential Information to independent contractors, auditors and professional advisors, if necessary. Notwithstanding the previous sentence, in no event shall either the Company or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

11.2     Proprietary Information means:

         (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or the Distributor a competitive advantage over its competitors: and

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

11.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

11.4 The Parties acknowledge that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the other party for that harm. The non-breaching party shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

13.      ENTIRE AGREEMENT

         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.



                                                     ALLEGHANY FUNDS


                                                     By: /s/ Gerald Dillenburg
                                                     Name: Gerald Dillenburg
                                                     Title: Vice President


                                                     PFPC DISTRIBUTORS, INC.

                                                     By: /s/ Gary M. Gardner
                                                     Name: Gary M. Gardner
                                                     Title: President

                                   SCHEDULE A
                          to the Distribution Agreement
                           between Alleghany Funds and
                             PFPC Distributors, Inc.


                                  Name of Funds


                    Alleghany/Chicago Trust Money Market Fund
                   Alleghany/Chicago Trust Municipal Bond Fund
                        Alleghany/Chicago Trust Bond Fund
                      Alleghany/Chicago Trust Balanced Fund
                       Alleghany/Chicago Trust Talon Fund
                  Alleghany/Chicago Trust Growth & Income Fund
                  Alleghany/Chicago Trust Small Cap Value Fund
                    Alleghany/Veredus Aggressive Growth Fund
                    Alleghany/Montag & Caldwell Balanced Fund
                     Alleghany/Montag & Caldwell Growth Fund
                Alleghany/Blairlogie International Developed Fund
                   Alleghany/Blairlogie Emerging Markets Fund
                         Alleghany/Veredus SciTech Fund
                      Alleghany/TAMRO Large Cap Value Fund
                         Alleghany/TAMRO Small Cap Fund